ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except par value amounts)
(Unaudited)

	March 31, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$14,150	$17,801
Accounts receivable, net of allowances of $1,655 and $1,143	83,746	142,804
Income tax receivable	2,330	—
Inventories	93,556	144,944
Prepaid expenses and other current assets	4,719	6,124
Total current assets	198,501	311,673

Property and equipment, net of accumulated depreciation of $12,717 and $14,159	15,247	18,019
Intangible assets, net of accumulated amortization of $99,176 and $95,632	58,418	63,110
Deferred income tax assets, net	23,148	22,657
Operating lease right of use assets	9,208	9,636
Goodwill	24,920	43,569
Other assets	200	567
Total assets	$329,642	$469,231

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$50,854	$87,303
Income tax payable	—	5,266
Sales returns liability	30,571	43,853
Accrued wages and wage related expenses	6,785	6,328
Accrued liabilities	12,771	15,164
Current portion of operating lease liabilities	2,583	2,099
Total current liabilities	103,564	160,013

Line of credit	99,540	107,140
Operating lease liabilities	9,674	10,599
Total liabilities	212,778	277,752

Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 36,884 and 36,610 shares issued	37	37
Treasury stock, 7,055 and 7,055 common shares at cost	(50,455)	(50,455)
Additional paid-in capital	117,552	116,533
Accumulated other comprehensive loss	(1,351)	(1,631)
Retained earnings	51,081	126,995
Total stockholders’ equity	116,864	191,479
Total liabilities and stockholders’ equity	$329,642	$469,231

ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended
	March 31, 2020	March 31, 2019

Net sales	$90,981	$78,750
Cost of sales	109,923	54,928
Gross (loss) profit	(18,942)	23,822

Operating expenses:
Advertising and marketing	4,426	4,585
Selling, general and administrative	32,593	31,586
Transaction costs	345	247
Impairment of goodwill	18,649	—
Loss (gain) on disposal of intangible assets and equipment	3,683	(2)
Amortization of intangible assets	3,544	4,466
Total operating expenses	63,240	40,882

Loss from operations	(82,182)	(17,060)

Other income (expense):
Interest expense	(1,534)	(1,010)
Other income (expense)	2	(516)
Total other expense	(1,532)	(1,526)

Loss before provision for income taxes	(83,714)	(18,586)

Income tax benefit	8,159	4,162

Net loss	$(75,555)	$(14,424)

Loss per share attributable to stockholders:
Basic loss per share	$(2.54)	$(0.50)
Diluted loss per share	$(2.54)	$(0.50)

ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL INFORMATION TO U.S. GAAP
(Amounts in thousands)
(Unaudited)

UNAUDITED SUPPLEMENTAL DATA

The following Adjusted EBITDA, Adjusted gross profit and Adjusted gross profit margin are not financial measures prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In addition, they should not be construed as an alternative to any other measures of performance determined in accordance with U.S. GAAP, or as an indicator of our operating performance, liquidity, or cash flows generated by operating, investing, and financing activities as there may be significant factors or trends that they fail to address. We present this financial information because we believe that these measures are helpful to some investors as a measure of our operations. We caution investors that non-U.S. GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

ADJUSTED EBITDA RECONCILIATION		Three Months Ended
		March 31, 2020	March 31, 2019

Net loss in accordance with U.S. GAAP		$(75,555)	$(14,424)

Adjustments:
a.	Stock-based compensation expense	1,294	1,185
b.	Depreciation and amortization	5,376	6,057
c.	Other expense, net	1,532	1,526
d.	Transaction costs	345	247
e.	BRAVEN employee retention bonus	—	47
f.	Former CFO retention bonus	—	110
g.	Inventory step-up amount in connection with acquisition of HALO	—	431
h.	Severance expense	528	—
i.	March 2020 inventory write-down	44,833	—
j.	Impairment of goodwill	18,649	—
k.	Loss (gain) on disposal of intangible assets and equipment	3,683	—
l.	Income tax benefit	(8,159)	(4,162)
Total Adjustments		68,081	5,441

Adjusted EBITDA		$(7,474)	$(8,983)

ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL INFORMATION TO U.S. GAAP
(Amounts in thousands, except per share amounts)
(Unaudited)

GROSS PROFIT RECONCILIATION	Three Months Ended
	March 31, 2020	March 31, 2019

Gross (loss) profit in accordance with U.S. GAAP	$(18,942)	$23,822

Adjustment:
March 2020 inventory write-down	44,833	—
Adjusted gross profit	$25,891	$23,822

Adjusted gross profit margin	28%	30%